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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 12, 1999 (and to all references to our Firm) included in or made a part of New World Pasta Company's Registration Statement (File No. 333-76763) on Form S-4 and to all references to our Firm included in this registration statement.


                                                             ARTHUR ANDERSEN LLP



New York, New York
July 15, 1999